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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cityscape Financial Corp.:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1997, which report makes reference to the report of other auditors, relating to the consolidated statements of financial condition of Cityscape Financial Corp. and its subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Cityscape Financial Corp.

                                          /s/ KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                          KPMG PEAT MARWICK LLP
New York, New York
September 19, 1997